Exhibit 10.4

MARVELL TECHNOLOGY GROUP LTD.

2000 EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT

ENROLLMENT DATE:                         I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

1.	I hereby elect to participate in the Marvell Technology Group Ltd. 2000 Employee Stock Purchase Plan, as Amended and Restated as of October 31, 2011 (the “Stock Purchase Plan” or the “Plan”) and subscribe to purchase common shares of the Company (“Common Stock”) in accordance with the Stock Purchase Plan, this Subscription Agreement, and the terms set forth in the Addendum hereto. Terms not otherwise defined herein have the same meaning attributed to them in the Stock Purchase Plan.

2.	I hereby authorize payroll deductions from each paycheck in the amount of % (maximum 15%, in whole percentages only) of my gross pay on each payday during the Offering Period in accordance with the Stock Purchase Plan. (No fractional percentages are permitted.) Such deductions are to continue for succeeding Offering Periods until I give written instructions for a change in or termination of such deductions or my participation is otherwise terminated in accordance with the Stock Purchase Plan.

3.	I understand that said payroll deductions should be accumulated for the purchase of shares of Common Stock at the applicable purchase price determined in accordance with the Stock Purchase Plan. I further understand that, except as otherwise set forth in the Stock Purchase Plan, shares will be purchased for me automatically on each Purchase Date of the Offering Period unless I otherwise withdraw from the Stock Purchase Plan by giving written notice to the Company for such purpose at least 15 days before the Purchase Date. I understand that I may withdraw from the Stock Purchase Plan and have payroll deductions refunded (without interest) promptly at any time during the Offering Period as long as written notice of my withdrawal is provided to the Administrator, in required form, at least 15 days before the Purchase Date. I understand that the duration of Offering Periods (including the commencement dates thereof) shall be subject to change by the Administrator in accordance with Sections 4 and 18 of the Stock Purchase Plan.

4.	I have received a copy of the complete Stock Purchase Plan. I have also received a copy of the complete Stock Purchase Plan Prospectus. I understand that my participation in the Stock Purchase Plan is in all respects subject to the terms of the Stock Purchase Plan.

5.	Regardless of any action the Company or my employer, if different (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to my participation in the Stock Purchase Plan and legally applicable to me (“Tax-Related Items”), I acknowledge that the ultimate liability for all Tax-Related Items is and remains my responsibility and may exceed the amount actually withheld by the Company or the Employer. I further acknowledge that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of my participation in the Stock Purchase Plan, including, but not limited to, the grant of the Purchase Right, the purchase of shares of Common Stock under the Stock Purchase Plan, the subsequent sale of shares of Common Stock acquired under the Stock Purchase Plan and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Purchase Right to reduce or eliminate my liability for Tax-Related Items or achieve any particular tax result. Further, if I have become subject to tax in more than one jurisdiction between the date my participation began and the date of any relevant taxable event, I acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, I will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, I authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following: (a) withholding from my wages or other cash compensation paid to me by the Company and/or the Employer; or (b) withholding from proceeds of the sale of shares of Common Stock acquired upon exercise of the Purchase Right either through a voluntary sale or through a mandatory sale arranged by the Company (on my behalf pursuant to this authorization); or (c) withholding in shares of Common Stock to be issued upon exercise of the Purchase Right.

To avoid negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates. If the obligation for Tax-Related Items is satisfied by withholding in shares of Common Stock, for tax purposes, I will be deemed to have been issued the full number of shares of Common Stock subject to the exercised Purchase Right, notwithstanding that a number of shares of Common Stock are held back solely for the purpose of paying the Tax-Related Items due as a result of my participation in the Stock Purchase Plan.

Finally, I shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of my participation in the Stock Purchase Plan that cannot be satisfied by the means previously described. The Company may refuse to purchase shares of Common Stock on my behalf under the Stock Purchase Plan and refuse to deliver the shares of Common Stock if I fail to comply with my obligations in connection with the Tax-Related Items.

6.	By enrolling in the Stock Purchase Plan and by authorizing payroll deductions, I acknowledge that: (a) the Stock Purchase Plan is established voluntarily by the Company, it is discretionary in nature, and it may be modified, amended, suspended, or terminated by the Company at any time; (b) the grant of the Purchase Right is voluntary and occasional and does not create any contractual or other right to receive future Purchase Rights, or benefits in lieu of Purchase Rights, even if Purchase Rights have been granted repeatedly in the past; (c) all decisions with respect to future grants of Purchase Rights, if any, will be at the sole discretion of the Company; (d) my participation in the Stock Purchase Plan shall not create a right to further employment with the Company or the Employer and shall not interfere with the ability of the Company or the Employer to terminate my employment relationship at any time; (e) I am voluntarily participating in the Stock Purchase Plan; (f) the Purchase Right and the shares of Common Stock subject to the Purchase Right are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and are outside the scope of my employment contract, if any; (g) the Purchase Right and the shares of Common Stock subject to the Purchase Right are not intended to replace any pension rights or compensation; (h) the Purchase Right and the shares of Common Stock subject to the Purchase Right are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments, and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer, or any Parent or Subsidiary; (i) the grant of the Purchase Right and my participation in the Stock Purchase Plan will not be interpreted to form an employment contract or relationship with the Company, the Employer, or any Parent or Subsidiary; (j) the future value of the underlying shares of Common Stock purchased or to be purchased under the Stock Purchase Plan is unknown and cannot be predicted with certainty; (k) if shares of Common Stock are purchased for me on a Purchase Date, the value of those shares of Common Stock acquired under the Stock Purchase Plan may increase or decrease in value, even below the purchase price; (l) in consideration of the grant of the Purchase Right, no claim or entitlement to compensation or damages shall arise from forfeiture of the Purchase Right resulting from termination of my Continuous Employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws), and I irrevocably release the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by enrolling in the Stock Purchase Plan and authorizing payroll deductions, I shall be deemed irrevocably to have waived my entitlement to pursue such claim; (m) in the event of termination of my Continuous Employment (whether or not in breach of local labor laws), my right to participate in and to purchase shares of Common Stock under the Stock Purchase Plan, if any, will terminate effective as of the date that I am no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); the Administrator shall have the exclusive discretion to determine when I am no longer actively employed for purposes of my participation in the Stock Purchase Plan; and (n) the Purchase Right and the benefits under the Stock Purchase Plan, if any, will not automatically transfer to another company in the case of a merger, take-over, or transfer of liability.

7.	The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding my participation in the Stock Purchase Plan, or my acquisition or sale of the underlying shares of Common Stock. I am hereby advised to consult with my own personal tax, legal, and financial advisors regarding my participation in the Stock Purchase Plan before taking any action related to the Stock Purchase Plan.

8.	By enrolling in the Stock Purchase Plan and authorizing payroll deductions, I explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of my personal data as described in this Subscription Agreement by and among, as applicable, the Employer, the Company and its Parent and Subsidiary for the exclusive purpose of implementing, administering and managing my participation in the Stock Purchase Plan. I understand that the Company and the Employer may hold certain personal information about me, including, but not limited to, my name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all Purchase Rights or any other entitlement to shares of Common Stock awarded, canceled, exercised, vested, unvested or outstanding in my favor, for the exclusive purpose of implementing, administering and managing the Stock Purchase Plan (“Data”). I understand that Data will be transferred to the Stock Purchase Plan broker or such other stock plan service provider as may be selected by the Company, which is assisting the Company with the implementation, administration and management of the Stock Purchase Plan. I understand that the recipients of Data may be located in my country or elsewhere, and that the recipients’ country may have different data privacy laws and protections than my country. I authorize the Company, the broker, and any other possible recipients that may assist the Company (presently or in the future) with implementing, administering, and managing the Stock Purchase Plan to receive, possess, use, retain, and transfer Data, in electronic or other form, for the sole purpose of implementing, administering, and managing my participation in the Stock Purchase Plan.

If I am employed outside of the U.S., I understand that I may request a list with the names and addresses of any potential recipients of the Data by contacting my local human resources representative. I understand that Data will be held only as long as is necessary to implement, administer, and manage my participation in the Stock Purchase Plan. I understand that I may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company’s human resources department. I understand, however, that refusing or withdrawing my consent may affect my ability to participate in the Stock Purchase Plan. For more information on the consequences of my refusal to consent or withdrawal of consent, I understand that I may contact the Company’s human resources department.

9.	The Purchase Right and the provisions of this Subscription Agreement will be governed by, and subject to, the laws of the State of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under the grant or this Subscription Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation will be conducted in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

10.	If I have received this Subscription Agreement or any other document related to the Stock Purchase Plan translated into a language other than English, and if the meaning of the translated version is different from the English version, the English version will control.

11.	The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Stock Purchase Plan by electronic means. I hereby consent to receive such documents by electronic delivery and agree to participate in the Stock Purchase Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

12.	The provisions of this Subscription Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

13.	Notwithstanding any provisions in this Subscription Agreement, the Purchase Right shall be subject to any special terms and conditions set forth in the Addendum to this Subscription Agreement. Moreover, if I relocate to one of the countries included in the Addendum, the special terms and conditions for such country will apply to me, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Stock Purchase Plan. The Addendum constitutes part of this Subscription Agreement.

14.	The Company reserves the right to impose other requirements on my participation in the Stock Purchase Plan, on the Purchase Right, and on any shares of Common Stock acquired under the Stock Purchase Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Stock Purchase Plan, and to require me to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

15.	I hereby agree to be bound by, and understand that my participation in the Stock Purchase Plan is in all respects subject to, the terms of the Stock Purchase Plan and this Subscription Agreement, including the Addendum. The effectiveness of this Subscription Agreement and my participation in the Stock Purchase Plan is dependent upon my eligibility to participate in the Stock Purchase Plan.

EMPLOYEE SIGNATURE

EMPLOYEE NAME (PLEASE PRINT FULL LEGAL NAME)	EMPLOYEE ID # (PAYROLL FILE NUMBER)